UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 14, 2009

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On April 14, 2009, ScanSource, Inc. (the “Company”) entered into a proposed Stipulation of Compromise and Settlement (the “Settlement”), in connection with certain shareholder derivative actions previously disclosed entitled In re ScanSource, Inc. Derivative Litigation (the “Derivative Action”), which relates to allegations concerning certain of the Company’s prior stock option grants. In addition to the plaintiffs and the Company, the parties to the Settlement include all individually named defendants in the Derivative Action, who are either current or former officers or directors of the Company.

The Settlement is subject to the final determination of the U.S. District for the District of South Carolina, Greenville Division (the “Court”) as to, among other things, the fairness, and reasonableness and adequacy of the terms and conditions of the proposed Settlement. A fairness hearing will be scheduled before the Honorable Henry F. Floyd of the Court at the Donald S. Russell Courthouse and U.S. Courthouse, 201 Magnolia Street, Spartanburg, South Carolina to determine whether the Court should approve the proposed Settlement and to consider the agreed upon fee award for plaintiffs’ counsel. If the proposed Settlement is approved by the Court, all derivative claims against the defendants will be dismissed.

In consideration for the full settlement and release of all Released Claims (as defined in the proposed Settlement), the proposed Settlement provides for certain corporate governance changes relating to stock-based compensation awards that are intended to supplement and further enhance the Company’s compensation procedures.

As previously reported by the Company, certain of the Company’s current and former officers and directors (i) paid to the Company certain amounts equal to the difference between the exercise price paid upon the exercise of certain options and the market price of the shares on the new measurement date, (ii) increased the exercise price of each option they had not yet exercised to the market price of the shares on the new measurement date or forfeited the unexercised options, and (iii) reimbursed the Company for amounts it owed to the Internal Revenue Service with respect to the reclassification of some stock options. In addition, the Company’s directors and officers liability insurer has agreed to pay the associated fees and expenses related to the settlement.

The entire board of directors has concluded that the proposed Settlement is in the best interest of the Company and its stockholders. The entry into the proposed Settlement is not an acknowledgement by any of the current and former officers or directors of any liability or wrongdoing.

The foregoing does not constitute a complete summary of the terms of the proposed Settlement and reference is made to the complete text of the proposed Settlement which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the notice of the proposed Settlement, which the parties intend to submit for the Court’s approval, is attached hereto as Exhibit 99.2. On April 15, 2009, the Company issued a press release regarding the Settlement. A copy of such press release is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

99.1.	Stipulation of Compromise and Settlement, dated as of April 15, 2009.

99.2.	Form of Notice of Pendency and Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear.

99.3.	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: April 15, 2009	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer